Exhibit 99.2

JOINT FILING AND SOLICITATION AGREEMENT

WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of WisdomTree Investments, Inc., a Delaware corporation (the “Company”);

WHEREAS, this Joint Filing and Solicitation Agreement (the “Agreement”) amends and restates the Group Agreement dated as of March 8, 2022, entered into by certain of the parties hereto, pursuant to which the parties named therein formed a “group” (as contemplated by Section 13(d) of the Securities Exchange Act of 1934, as amended) for the purpose of working together to enhance stockholder value at the Company, including (i) soliciting proxies for the election of the persons to be nominated by the Group (as defined in the Agreement) to the Board of Directors at the 2022 annual meeting of stockholders of the Company, (ii) taking such other actions as the parties deem advisable, and (iii) taking all other action necessary or advisable to achieve the foregoing.

WHEREAS, ETFS Capital Limited, a Jersey company, and Graham Tuckwell (collectively, “ETFS”), and Lion Point Master, LP, a Cayman Islands exempted limited partnership, Lion Point Capital GP, LLC, a Delaware limited liability company, Lion Point Capital, LP, a Delaware limited partnership, Lion Point Holdings GP, LLC, a Delaware limited liability company, and Didric Cederholm (collectively, “Lion Point”), and Lynn Blake and Deborah Fuhr (the “Nominees”) wish to form a group for the purpose of working together to enhance stockholder value at the Company, including seeking representation on the Board of Directors of the Company (the “Board”) at the 2022 annual meeting of stockholders of the Company (including any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “Annual Meeting”), and for the purpose of taking all other action necessary to achieve the foregoing.

NOW, IT IS AGREED, this 18th day of March 2022 by the parties hereto:

1.       In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned (collectively, the “Group”) agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company, if applicable. Each member of the Group shall be responsible for the accuracy and completeness of his, her or its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has reason to know that such information is inaccurate.

2.       For so long as this Agreement is in effect, each of the undersigned shall provide written notice to Olshan Frome Wolosky LLP (“Olshan”), such notice to be given no later than four (4) hours after each such transaction, of (i) any of their purchases or sales of securities of the Company or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership; provided, however, that for so long as the Company’s stockholder rights plan, dated March 14, 2022, remains in effect, no member of the Group shall transact in securities of the Company without the prior written consent of ETFS; provided, further, that, once the Company’s stockholder rights plan is no longer in effect, each party agrees not to purchase or sell securities of the Company or otherwise increase or decrease its economic exposure to or beneficial ownership over the securities of the Company if it reasonably believes that, as a result of such action, the Group or any member thereof would be likely to be required to make any regulatory filing (including, but not limited to, a Schedule 13D amendment, Form 3 or Form 4 with the Securities and Exchange Commission (the “SEC”)) without using its reasonable efforts to give the other members of the Group who will be a party to such filing at least twelve (12) hours prior written notice. For purposes of this Agreement, the term “beneficial ownership” shall have the meaning of such term set forth in Rule 13d-3 under the Exchange Act.

3.       Notwithstanding the foregoing, so long as this Agreement is in effect, each of the Nominees agree to provide ETFS advance written notice prior to effecting any purchase, sale, acquisition or disposal of any securities of the Company which she has, or would have, direct or indirect beneficial ownership, so that ETFS has an opportunity to review the potential implications of any such transaction in the securities of the Company and pre-clear any such potential transaction in the securities of the Company by the Nominees. Each of the Nominees agree that she shall not undertake or effect any purchase, sale, acquisition or disposal of any securities of the Company without the prior written consent of ETFS.

4.       Each of the undersigned agrees to form the Group for the purpose working together to enhance stockholder value at the Company, including (i) soliciting proxies or written consents for the election of the persons nominated by the Group to the Board at the Annual Meeting, (ii) taking such other actions as the parties deem advisable, and (iii) taking all other action necessary or advisable to achieve the foregoing.

5.       Each of the undersigned agrees that all out-of-pocket costs and expenses (including fees of outside legal counsel, but excluding any obligations under any written indemnification agreements between ETFS and Lion Point, on the one hand, and the Nominees, on the other hand, which will be governed by the terms thereof) incurred in connection with the Group’s activities set forth in Section 4 beginning with the activities of ETFS and Lion Point directly relating to their initial formation of the Group, including the preparation of this Agreement and any future SEC filings, and so long as this Agreement is in effect (the “Expenses”), must be pre-approved by a representative of ETFS, and ETFS agrees to pay directly all such pre-approved expenses. ETFS hereby approves all reasonable Expenses incurred as of the date hereof by such parties and hereby agrees to reimburse the Nominees for their reasonable legal expenses incurred in connection with the review and execution of this Agreement and any other documents in connection with such Nominees’ potential nomination by the Group for election as a director of the Company at the Annual Meeting; provided, however, that any such reimbursement shall not exceed $4,000 in the aggregate for each Nominee (plus any applicable VAT).

6.       Each of the undersigned agrees that any SEC filing, press release, public stockholder communication or Company communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities set forth in Section 4 shall be mutually agreeable among ETFS and Lion Point. Such parties hereby agree to work in good faith to resolve any disagreement that may arise between or among any of the members of the Group concerning decisions to be made, actions to be taken or statements to be made in connection with the Group’s activities.

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7.       The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as he, she or it deems appropriate, in his, her or its sole discretion, respectively, provided that all such transactions are made in compliance with the terms of this Agreement and all applicable securities laws.

8.       This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

9.       This Agreement is governed by and will be construed in accordance with the laws of the State of New York. Any legal action or proceeding arising out of the provisions of this Agreement or the parties’ investment in the Company shall be brought and determined in the United States District Court for the Southern District of New York located in the Borough of Manhattan or the courts of the State of New York located in the County of New York.

10.       The parties’ rights and obligations under this Agreement (other than the rights and obligations set forth in Section 5 and Section 9 which shall survive any termination of this Agreement) shall terminate immediately after the conclusion of the activities set forth in Section 4 or as otherwise agreed to by the parties. Any party hereto may terminate his/her/its obligations under this Agreement on 24 hours’ written notice to all other parties, with a copy by fax or email to Andrew Freedman at Olshan: Fax No. (212) 451-2222; email: afreedman@olshanlaw.com.

11.       Each party acknowledges that Olshan shall act as counsel for both the Group and ETFS relating to their investment in the Company.

12.        The terms and provisions of this Agreement may not be modified, waived or amended without the written consent of each of the parties hereto

13.       Each of the undersigned parties hereby agrees that this Agreement shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

ETFS CAPITAL LIMITED

By:	/s/ Graham Tuckwell
	Name:	Graham Tuckwell
	Title:	Chairman

/s/ Graham Tuckwell
GRAHAM TUCKWELL Individually and as attorney-in-fact for Deborah A. Fuhr and Lynn S. Blake lion point master, LP

By:	Lion Point Capital GP, LLC its General Partner

By:	/s/ Didric Cederholm
	Name:	Didric Cederholm
	Title:	Manager and Member

Lion Point Capital GP, LLC

By:	/s/ Didric Cederholm
	Name:	Didric Cederholm
	Title:	Manager and Member

Lion Point Capital, LP

By:	Lion Point Holdings GP, LLC its General Partner

By:	/s/ Didric Cederholm
	Name:	Didric Cederholm
	Title:	Manager and Member

Lion Point Holdings GP, LLC

By:	/s/ Didric Cederholm
	Name:	Didric Cederholm
	Title:	Manager and Member

/s/ Didric Cederholm
DIDRIC CEDERHOLM